AMENDMENT NO. 2 TO OFFER OF EMPLOYMENT LETTER

This Amendment No. 2 (“Amendment No.2”) to Offer of Employment Letter by and between Delta Three Israel, Ltd. (the “Company”) and Arie Rand (“Executive”), dated as of September 19, 2010 (the “Offer of Employment Letter”), as amended by Amendment No. 1 to Offer of Employment Letter, dated as of October 17, 2010 (“Amendment No. 1”, and together with the Offer of Employment Letter, the “Agreement”), is dated as of August 17, 2011.

Recitals:

WHEREAS, the Company and Executive entered into the Offer of Employment Letter, as amended by Amendment No. 1, and now wish to enter into this Amendment No. 2 to Offer of Employment Letter (“Amendment No. 2”) to further amend the Agreement as set forth below;

NOW, THEREFORE, in consideration of the foregoing recital and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           The clause “10,000 USD (with payment in NIS at an exchange rate of 4 NIS for 1 USD).” found on page 2 of the Agreement is hereby deleted in its entirety and replaced with “38,000 NIS.”

2.           The foregoing amendment to the Agreement shall be effective as of August 1, 2011.

3.           Except as expressly provided in this Amendment No. 2, all of the terms and conditions of the Agreement remain unchanged, and the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first set forth above.

DELTA THREE ISRAEL, LTD.

By:	/s/ Effi Baruch
	Name:	Effi Baruch
	Title:	Chief Executive Officer and President

/s/ Arie Rand
Arie Rand